Exhibit 32.0

Section 1350 Certification

The undersigned hereby certifies, in his capacity as an officer of Energy Partners, Ltd. (the “Company”), that the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2007 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and the results of operations of the Company at the end of and for the periods covered by such Report.

These certifications shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within electronic version of this written statement required by Section 906, has been provided to Energy Partners, Ltd. and will be retained by Energy Partners, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Richard A. Bachmann
Richard A. Bachmann
Chairman and Chief Executive Officer
(principal executive officer and principal financial officer)

Dated: August 8, 2007